UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): DECEMBER 15, 2010

FIBROCELL SCIENCE, INC.
(Exact name of registrant as specified in its charter)

1. DELAWARE	001-31564	87-0458888
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 EAGLEVIEW BLVD., EXTON, PA	19341
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 713-6000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 15, 17 and 27, 2010, Fibrocell Science, Inc. (the “Company”) completed a private placement of securities in which the Company sold to certain accredited investors in the aggregate: (i) 1,480 shares of Series D Convertible Preferred Stock, with a par value of $0.001 per share and a stated value of $1,000 per share (“Series D Preferred”), and (ii) warrants to purchase 2,960,000 shares of Company common stock (“Common Stock”) at an exercise price of $0.50 per share (the “Warrants”) (the “Transactions”).

The aggregate purchase price paid by the Purchasers for the Series D Preferred and the Warrants was $1,480,000 (representing $1,000 for each share of Series D Preferred together with Warrants). The Company intends to use the proceeds for working capital purposes.

The placement agents for the Transactions received cash compensation of $118,400 and warrants to purchase 236,800 shares of Common Stock at an exercise price of $0.50 per share (assuming all subscription proceeds are received in the Transactions).

Terms of the Series D Preferred

To designate and establish the shares of Series D Preferred, the Company’s Board of Directors (the “Board”) approved, and on December 2, 2010, the Company filed with the Delaware Secretary of State, a Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (the “Certificate of Designation”).

Dividends; Rank; Liquidation

Holders of the Series D Preferred are entitled to receive cumulative dividends at the rate per share (as a percentage of the stated value per share) of 6% per annum (subject to increase in certain circumstances), payable quarterly in arrears on January 15, April 15, July 15 and October 15, beginning on July 15, 2011. The dividends are payable in cash, or at the Company’s option, in duly authorized, validly issued, fully paid and non-assessable shares of Common Stock equal to 110% of the cash dividend amount payable on the dividend payment date, or a combination thereof; provided that the Company may not pay the dividends in shares of Common Stock unless the Company meets certain conditions described in the Certificate of Designation, including that the resale of the shares has been registered under the Securities Act of 1933, as amended (the “Securities Act”) or is otherwise eligible to be resold pursuant to an exemption from the Securities Act. If the Company pays the dividend in shares of Common Stock, the Common Stock will be valued for such purpose at 80% of the average of the volume weighted average price for the 10 consecutive trading days ending on the trading day that is immediately prior to the dividend payment date.

The Series D Preferred ranks senior to all shares of Common Stock, and junior to the Company’s Series A Convertible Preferred Stock and Series B Convertible Preferred Stock.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Series D Preferred shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the stated value of the Common Stock, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon under the Certificate of Designation, for each share of Series D Preferred before any distribution or payment shall be made to the holders of any junior securities, and if the assets of the Company are insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Series D Preferred shall be ratably distributed among the holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Conversion; Conversion Price; Forced Conversion; Optional Redemption

Each share of Series D Preferred is convertible into a number of shares of Common Stock equal to (1) the stated value of the share ($1,000), divided by (2) $0.50, subject to adjustment as discussed below (the “Conversion Price”).

With certain exceptions, if, at any time while the Series D Preferred is outstanding, the Company sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock equivalents at an effective price per share that is lower than the then Conversion Price, then the Conversion Price will be reduced to equal the lower price. The Conversion Price is also subject to proportional adjustment in the event of any stock split, stock dividend, reclassification or similar event with respect to the Common Stock.

Commencing six months from the date of the acquisition of the Series D Preferred, if the volume weighted average price for each of any 20 consecutive trading days exceeds 200% of the then effective Conversion Price and various other equity conditions are satisfied (including that the resale of the shares underlying the Series D Preferred has been registered under the Securities Act), upon 30 days notice, the Series D Preferred plus all accrued and unpaid dividends will automatically convert into shares of Common Stock.

Commencing two years from the date of the acquisition of the Series D Preferred, upon 30 days notice and provided various other equity conditions are satisfied (including that the resale of the shares underlying the Series D Preferred has been registered under the Securities Act), the Company may redeem some or all of the then outstanding Series D Preferred for cash in an amount equal to the 150% of the stated value of the Series D Preferred.

Voting

The holders of the Series D Preferred have no voting rights except with respect to specified matters affecting the rights of the Series D Preferred.

Negative Covenants

As long as any shares of Series D Preferred are outstanding, the Company may not, directly or indirectly: (a) amend its charter documents in any manner that materially and adversely affects any rights of the holders of the Series D Preferred; (b) pay cash dividends or distributions on junior securities of the Company (including the Common Stock); or (c) enter into any transaction with any affiliate of the Company which would be required to be disclosed in any public filing, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company.

Triggering Events

In the event of a Triggering Event (as defined in the Certificate of Designation and described below), any holder of Series D Preferred may require the Company to redeem all of its Series D Preferred, at a redemption price equal to the greater of (a) 130% of the stated value and (b) the product of (i) the volume weighted average price on the trading day immediately preceding the date of the Triggering Event and (ii) the stated value divided by the then Conversion Price, plus all accrued but unpaid dividends thereon and all liquidated damages and other costs, expenses or amounts due in respect of the Series D Preferred. Triggering Events include, among other things, bankruptcy related events, change of control transactions (as defined in the Certificate of Designation), and various types of failures to perform under, and breaches of, the transaction documents.

The form of Certificate of Designation is set forth in Exhibit 3.1.

Warrants

Each of the Warrants is exercisable upon issuance and expires on the fifth anniversary of issuance. The initial exercise price of the Warrants is $0.50 per share. With certain exceptions, if, at any time while the Warrants are outstanding, the Company sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock equivalents at an effective price per share that is lower than the then exercise price of the relevant Warrant, then the exercise price of such Warrant will be reduced to equal the lower price, and the number of shares issuable under the Warrant be proportionately increased such that the aggregate exercise price payable, after taking into account the decrease in the exercise price, shall be equal to the aggregate exercise price prior to such adjustment.

The form of Warrant for the Transactions is attached hereto as Exhibit 4.1.

The above description of the material terms of the Transactions is qualified in its entirety by reference to the documents attached hereto as Exhibits 3.1, 4.1, and 10.1, which are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

The information contained in Item 1.01 is hereby incorporated by reference. The Series D Preferred and the Warrants were sold in transactions exempt from registration under the Securities Act of 1933, in reliance on Section 4(2) thereof and Rule 506 of Regulation D thereunder. Each Purchaser represented that it was an “accredited investor” as defined in Regulation D.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2011, the board of directors of the Company amended the Company’s adopted the 2009 Equity Incentive Plan (the “Plan”) to increase the number of shares available for issuance under the Plan to 15,000,000 shares of common stock.

On January 14, 2011, the board of directors agreed to provide: (i) Mr. David Pernock, Chief Executive Officer and President, with an option to purchase 2,100,000 shares of Company common stock; (ii) Mr. Declan Daly, Chief Financial Officer, with an option to purchase 1,065,000 shares of Company common stock; and (iii) Messrs. Kelvin Moore, Robert Langer, Marc Mazur, and George Korkos, each a director of the Company, with an option to purchase 200,000 shares of Company common stock. Each of the foregoing options has: (i) a ten-year term, (ii) an exercise price equal to the closing price of the Company’s common stock on the date of grant, and (iii) vests 50% on the date of grant; 25% on the one-year anniversary of the date of grant; and 25% on the two-year anniversary of the date of grant; provided in each case that the grantee is providing service to the Company on the vesting date.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit

3.1
Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock, dated December 8, 2010 (incorporated by reference to Exhibit 3.2 of the Form 8-K filed December 27, 2010).

4.1	Form of Common Stock Purchase Warrant used for the Transactions (incorporated by reference to Exhibit 4.1 of the Form 8-K filed October 22, 2010).

10.1	Form of Securities Purchase Agreement used for the Transactions (incorporated by reference to Exhibit 4.1 of the Form 8-K filed October 22, 2010).

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIBROCELL SCIENCE, INC.

Date: January 18, 2011

By: /s/ Declan Daly
Declan Daly,
Chief Operating Officer

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